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                        CONSENT OF INDEPENDENT AUDITORS



    We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3; Registration No. 33-52863) and related Prospectus of SAFECO Corporation and SAFECO Credit Company, Inc., for the registration of $200,000,000 of their debt securities and to the incorporation by reference therein of our report dated February 11, 1994, with respect to the consolidated financial statements and schedules of SAFECO Corporation and its subsidiaries included or incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1993, filed with the Securities and Exchange Commission.



                                          Ernst & Young



Seattle, Washington
May 23, 1994